 Exhibit 10.13

ASSIGNMENT OF SERIES A PREFERRED STOCK

This Assignment of Series A Preferred Stock (the “Agreement”) is made and entered into as of the 30th day of October 2024, by and between:

Assignor: IP Protocol LLC

Address: 4843 Three Oaks Blvd, Sarasota, Florida 34233

Assignee: Eleven Ventures LLC

Address: 463 Adams Street, Denver, CO 80206

WHEREAS, the Assignor is the holder of 15,750,000 shares of Series A Preferred Stock (the “Shares”) of SIM Tech, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Assignor desires to transfer and assign to the Assignee all of the Shares, and the Assignee desires to accept the assignment of such Shares under the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Assignment of Shares.

The Assignor hereby assigns, transfers, and conveys to the Assignee all of the Assignor’s right, title, and interest in and to the Shares, including any and all dividends, distributions, and rights attached to the Shares, as of the effective date of this Agreement.

2.	Acceptance by Assignee.

The Assignee hereby accepts the assignment of the Shares and agrees to be bound by the terms and conditions governing the Shares, as outlined in the Company’s Certificate of Incorporation, Bylaws, and any other relevant agreements or instruments.

3.	Representations and Warranties of the Assignor.

The Assignor represents and warrants to the Assignee that:

o	The Assignor is the lawful owner of the Shares, free and clear of all liens, claims, and encumbrances;

o	The Assignor has full power and authority to assign the Shares to the Assignee;

o	The Shares have not been pledged or otherwise transferred or encumbered in any way.

4.	Representations and Warranties of the Assignee.

The Assignee represents and warrants to the Assignor that:

o	The Assignee has full power and authority to accept the assignment of the Shares;

o	The Assignee is acquiring the Shares for its own account, for investment purposes, and not with a view to distribution or resale in violation of applicable securities laws.

5.	Further Assurances.

The Assignor agrees to execute and deliver any additional documents and take any further actions reasonably necessary to effectuate the transfer of the Shares to the Assignee.

6.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

7.	Entire Agreement.

This Agreement constitutes the entire understanding between the parties regarding the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Series A Preferred Stock as of the date first above written.

Assignor:

IP PROTOCOL LLC

By:	/s/ Christopher Benz
Name:	Christopher Benz
Title:	Manager

Assignee:

ELEVEN VENTURES LLC

By:	/s/ Hartley Wasko
Name:	Hartley Wasko
Title:	Manager